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                                                                   Exhibit 10.4



                              EMPLOYMENT AGREEMENT


                 THIS AGREEMENT is made this 17th day of June, 1996, by and between STEVE STEDMAN (the "EMPLOYEE") and 2CONNECT EXPRESS, INC., a Florida corporation ("Company").

                 WHEREAS, the Company is a specialty retailer offering Internet, satellite and communication services; and,

                 WHEREAS, the Company desires to obtain the services of the Employee, and Employee desires to be employed by the Company.

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein, the parties agree as follows:

         1. Employment. The Company shall employ the Employee as its Vice President-Finance and Controller. The Employee shall be responsible for the management of the financial affairs of the Company and such other duties as are customary for a Vice President-Finance and Controller, subject to the direction of the Chief Executive Officer, President and the Board of Directors of the Company. The Employee shall diligently, faithfully, and competently perform all duties of the office of Vice President-Finance and Controller and shall devote his full productive time and abilities to the performance of such duties and will not render his services to any other person or entity without the prior written consent of the Board of Directors.

         2.      Compensation.

                 (a) Salary. In consideration of and as compensation for performance of the services under this Agreement, the Company will pay the Employee a salary of $100,000 per year, payable in equal installments once every two weeks or such frequency as is consistent with Company practices. Subsequent to the first year of this Agreement, the salary paid to the Employee shall be reviewed to determine whether it should be increased to an amount that is greater than the amount paid to him during the immediately preceding year.

                 (b)      Stock Option.   In addition to the above salary, the
Company has granted, and may additionally grant, in its discretion, certain options to purchase shares of the Company's common stock, pursuant to the terms and conditions contained in the Option Agreement between the parties and the Company's stock option plan.

         3. Benefits. While this Agreement is in effect, the Employee shall receive any and all health and medical benefits, insurance, pension and profit sharing plans, paid vacation time, sick leave and other benefits on a similar basis as is offered to other similarly situated Company employees.

         4. Expenses. The Company shall reimburse the Employee for all necessary and reasonable expenses incurred and paid by the Employee in connection with the performance of services hereunder upon presentation of supporting documentation.

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                 5.       Term.  The term of the Employee's employment with
the Company shall commence on June 17, 1996 and shall continue thereafter until June 15, 1997 (the "Term"), unless earlier terminated as provided in
Section 6 below. The term of the Employee's employment shall automatically renew for successive one-year terms thereafter, unless either the Employee or the Company provides the other with written notice of his or its intent not to continue the employment.

                 6. Termination For Cause. The Company may terminate this Agreement, and the Employee's employment hereunder, for "cause". For purposes of this Agreement, "cause" shall be defined as any act, which in the opinion of the Board of Directors, in their sole discretion, constitutes:

                          (a)   theft, dishonesty, fraud or embezzlement;

                          (b)   failure or non-performance by the Employee to
carry out his duties or responsibilities pursuant to this Agreement or the lawful instructions of the Board of Directors, the CEO or the President, which such instructions relate to the conduct of the Company's business;

                          (c)   willful refusal to continue his employment with
the Company, failure to comply with the Company's policies then in effect, or any act that is otherwise a material breach or default of this Agreement.

Upon such acts of "cause", the Company may immediately terminate this Agreement by written notice and shall have no further liability hereunder except for compensation accrued to the date of such termination notice or the first date of willful refusal by the Employee to continue his employment, as the case may be.

                 7.       Confidentiality and Non-Disclosure.

                          (a)   The Employee acknowledges that the Company has
organized and created a new form of retail establishment to sell Internet, satellite, cellular, paging, long-distance, local phone, and other communication services and related hardware in a format aimed at mass market consumers (as adjusted by the Company from time-to-time, referred to herein as the "Company's Business"). The Company has invested substantial capital, time, expertise, effort and other resources to develop this unique specialty retail concept; these resources contain certain confidential and proprietary information and analysis. For purposes of this Agreement, confidential and proprietary information ("Confidential Information") shall be defined as any information relating to the Company's confidential or proprietary business affairs, whether communicated orally or in writing, including without limitation, concepts, techniques, lists, designs, cost data, management information, and other know-how, financial, marketing, and other business information disclosed by the Company to the Employee or obtained by the Employee through observation or examination of the Company's customers or suppliers, including the identity of such customers and suppliers, and any information the Company has received from others which the Company is obligated to treat as confidential or proprietary.





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                          (b)     The Employee acknowledges that irreparable
injury and damage will result from the Employee's disclosure to third parties or from any use of Confidential Information for purposes other than those connected with Employee's employment hereunder.

                          (c)     Employee agrees that he will not, during the
course of his employment, and at all times thereafter, without the Company's prior written consent, disclose any Confidential Information to any third party and shall not use any Confidential Information except pursuant to and in the course of his association with the Company. The Employee shall have no liability for reasonable disclosure of any Confidential Information that the Employee can establish (i) has become publicly known without breach of this Agreement, or (ii) had become known by or available prior to disclosure of such information to the Employee or to such third party, without any breach of any obligation of confidentiality by the Employee to the Company.

                          (d)     Without limiting any other obligations
contained in this Agreement, the Employee agrees to take reasonable security precautions, at least as great as the Employee uses to protect his own confidential information, to protect from disclosure and to keep confidential the Confidential Information, including without limitation, protection of documents from discovery of contents, theft, unauthorized duplication, and access by other persons to Confidential Information.

                          (e)     Upon reasonable request by the Company and
immediately upon termination of the Employee's employment, the Employee will return to the Company all materials, including but not limited to written materials, photographs, equipment, art work, prototypes, advertising materials, customer lists, service user lists, access lists, prospect lists, hardware, computers, programs in whatever form, and all other documentation made available or supplied by the Company, and all copies and reproductions thereof.

                          (f)     The Employee will not make or use any copies
of, or summaries of, oral or written material, photographs or any other documentation or information made available or supplied by the Company, except such as are necessary to accomplish the purpose of his employment hereunder.

                          (g)     The Company retains all rights and remedies
afforded it under the copyright, trademark and other laws of the United States and the states thereof, including without limitation any laws designed to protect proprietary or confidential information.


                 8.       Non-Competition.

                          (a)     In addition to, and separate from the
provisions regarding Confidential Information stated in Section 7 above, the Employee agrees that for one (1) year after the termination of employment for any reason (excluding termination of the Employee by the Company without cause) the Employee will not, in any geographic area where the Company operates a retail establishment, for its own account or as agent, servant or employee, nor as a shareholder of





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any corporation or member of any firm: (a) accept employment from, or directly or indirectly take any action for the benefit of, any individual or entity that conducts a business that is in competition with the Company's Business, without the consent of the Board of Directors of the Company; (b) contact or accept any business with any of the Company's vendors or customers with the intention of engaging in competition with the Company's Business; (c) engage, hire, employ or solicit the employment of, for the purpose of engaging in competition with the Company's Business, any of the Company's employees whose duties require that employee to be familiar with the operation of the Company's business or
the employees or agents of any vendor or customer of the Company.   For
purposes of this Section 8, the phrase "in competition with the Company's Business" shall mean any company or division thereof that derives more than 50% of its annual gross revenues from the sale of Internet, satellite, cellular, paging, long-distance, local phone, and other communication services and related hardware in a format aimed at mass market consumers.

                          (b)  In the event of the Employee's actual or
threatened breach of any of the preceding paragraph of this Section 8, the Company shall be entitled (without the need to post bond) to an injunction restraining Employee from the prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained in this Section 8 are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable, and both the Company and Employee agree to accept such determination, subject to rights of appeal. Nothing herein stated shall be construed as prohibiting the Company or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

                          (c) The Employee agrees that if he is in violation
of any of the aforementioned restrictive covenants, then the time limitation for the covenant shall be extended for a period of time equal to the period of time during which the Employee was in breach of the covenant.

                          (d) The Employee agrees that the existence of any
claim or cause of action which he may have against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of the foregoing restrictive covenants, but shall be litigated separately.

                 9. Notices. All claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand or mailed, first class certified mail, return receipt requested, with postage paid:

                              (i)   If to Employee:    STEVE STEDMAN

                                                       708 Belinda Drive
                                                       -------------------
                                                       Keller, Texas 76248
                                                       -------------------

                                                       -------------------



or to such other person or address as Employee shall furnish to the Company in writing.





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              (ii)  If to the Company, to:    2CONNECT EXPRESS, INC.
                                              2300 Glades Road, Suite 370
                                              Boca Raton, Florida 33431


                    with a copy to:           ARNOLD M. JAFFEE, ESQ.
                                              Adorno & Zeder, P.A.
                                              2601 S. Bayshore Drive, Suite 1600
                                              Miami, Florida 33133


or to such other person or address as the Company shall furnish to Employee in writing.

                 10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of The Company.

                 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida. Venue for any proceedings shall be in Dade or Broward Counties, Florida, and the parties agree to submit to the jurisdiction thereof.

                 12. Entire Agreement. This Agreement contains the entire agreement concerning the subject matter and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

                 13. Severability. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 14. Consultation of Attorneys. The Company and the Employee acknowledge that they each have had the opportunity to consult its or his respective attorney with respect to this Agreement, and that they each understand its contents.

                 15. Gender. References in this Agreement to any of the masculine, feminine, or neuter genders shall refer to the others as the context may reasonably require, and references to the singular or plural shall refer to the other as the context may reasonably require.

                 16. Paragraph Headings. This paragraph headings contained herein are for reference only and shall not in any way affect the meaning and interpretation of this Agreement.


                 17. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but both of which shall together constitute one and the same instrument.





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   IN WITNESS WHEREOF, this Agreement is made and entered into on the date first above written.

                                 2CONNECT EXPRESS, INC.


                                 By: /s/ Marc D. Fishman
                                    -------------------------
                                    Marc D. Fishman

                                 Title: President
                                       ----------------------

                                 EMPLOYEE

                                 /s/ Steve Stedman
                                 ----------------------------
                                 Steve Stedman








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